EXHIBIT 99.1

Contacts:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Reports Second-Quarter 2016 Results

•	Second quarter GAAP revenue and margin were $450.1 million and 35.3% respectively

•	Second quarter non-GAAP revenue and margin were $456.4 million and 37.8% respectively, in line with guidance

•	$165.5 million in realized annualized synergies from the Spansion merger, remaining ahead of our plan

•	Dividend payment of $34.3 million ($0.11 per share, equal to a 4.1% annualized yield as of July 1, 2016)

•	Completed acquisition of Broadcom’s Wireless IoT Business on July 5, 2016

SAN JOSE, Calif., July 28, 2016—Cypress Semiconductor Corporation (NASDAQ: CY) today announced its second quarter 2016 results.

Revenue and earnings for the quarter are given below, compared with those of the prior quarter:

(In thousands, except per-share data)

	GAAP[1]		NON-GAAP[2]
	Q2 2016	Q1 2016	Q2 2016	Q1 2016
Revenue	$450,127	$418,964	$456,377	$425,214
Margin[3]	35.3%	30.0%	37.8%	36.9%
Pretax operating margin[4]	(116.6%)	(24.0%)	9.4%	6.2%
Net income (loss)	$(519,274)	$(104,022)	$40,196	$22,985
Diluted EPS (loss)	$(1.65)	$(0.32)	$0.12	$0.07

1.	GAAP results reflect a non-cash goodwill impairment charge of $488.5 million related to the Programmable Systems Division, as described in “Business Review,” below.
2.	See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures,” below.
3.	Margin reflects revenue less cost of revenue as a percentage of revenue.
4.	Pre-tax operating margin reflects revenue less cost of revenue and operating costs as a percentage of revenue.

“Second quarter non-GAAP revenue, margin and EPS were in line with guidance,” said Thad Trent, Cypress’s Chief Financial Officer and a member of the Office of the CEO. “The acquisition of Broadcom’s wireless IoT business marks another key milestone in Cypress’s evolution and underscores our strategy to invest in high-growth markets. In the third quarter, we expect more than half our revenue will come from markets growing faster than the overall semiconductor industry.

“The expansion of Cypress’s leadership position in embedded systems will accelerate our progress towards our target financial model,” Trent said. “Best-in-class wireless technology from Broadcom—combined with our standard and programmable microcontrollers, analog ICs and USB connectivity solutions—provides Cypress with a stake in some of the most exciting innovations in the automotive, industrial and IoT markets.”

BUSINESS REVIEW

+ Our GAAP and non-GAAP consolidated margins for the second quarter of 2016 were 35.3% and 37.8% respectively. Margins were higher as compared with the first quarter of 2016 owing to higher revenue and our margin-enhancing initiatives. Excluding our Emerging Technologies Division (ETD), our core semiconductor non-GAAP margin was 38.1%, up from 37.0% in the first quarter. Fab utilization was 53% in the second quarter, consistent with the previous quarter and our lean inventory initiative. We expect utilization to increase through the fourth quarter of 2016 as we ramp production levels to meet customer demand.

+ Inventory at the end of the second quarter was $220.9 million, down 2.2% from the first quarter and down 26.6% from the second quarter of 2015. This year-over-year inventory reduction is the intended benefit of our lean inventory initiative.

+ Our GAAP results included a non-cash goodwill impairment charge of $488.5 million related to our Programmable Systems Division. This charge had a $1.56 per share adverse impact on our GAAP results. The goodwill impairment charge resulted from a combination of factors, including decreases in our forecasted operating results when compared with the expectations of the Programmable Systems Division at the time of the merger, primarily in consumer markets as we increased our focus on the automotive and industrial segments. This non-cash charge has no direct effect on our current cash balance or operating cash flows. Our current long-term outlook for revenue and earnings for the company remains unchanged as we continue to position the company in high-growth markets such as automotive, industrial and IoT.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on June 30, 2016. This dividend was paid on July 21, 2016.

REVENUE SUMMARY

(In thousands, except percentages)

(Unaudited)

	Three Months Ended			Three Months Ended
	(GAAP)[3]			(Non-GAAP)[5]
	Jul. 3,	Apr. 3,	Sequential	Jul. 3,	Apr. 3,	Sequential
Business Unit	2016	2016	Change	2016	2016	Change
PSD[1]	$166,813	$163,985	2%	$166,813	$163,985	2%
MPD[1,3]	238,130	208,863	14%	244,380	215,113	14%
DCD[1]	25,474	20,128	27%	25,474	20,128	27%
ETD[2]	19,710	25,988	(24%)	19,710	25,988	(24%)

Total	$450,127	$418,964	7%	$456,377	$425,214	7%

Geographic [4]
China & ROW	52%	45%	16%	52%	44%	18%
Americas	12%	13%	(8%)	13%	14%	(7%)
Europe	15%	15%	0%	15%	15%	0%
Japan	21%	27%	(22%)	20%	27%	(26%)

Total	100%	100%	0%	100%	100%	0%

Channel
Distribution	73%	69%	6%	72%	68%	6%
Direct	27%	31%	(13%)	28%	32%	(13%)

Total	100%	100%	0%	100%	100%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.
2.	ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our Foundry Business Unit.
3.	Our GAAP revenue for the first and second quarters of 2016 excludes $6.25 million of non-GAAP licensing revenue in MPD, APAC region and direct channel.
4.	Prior quarter numbers have been revised to conform to current period presentation.
5.	See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures,” below.

THIRD QUARTER 2016 FINANCIAL OUTLOOK

For the third quarter of 2016, Cypress estimates non-GAAP financial results as follows: revenue in the range of $510 million to $540 million1, margin of 41%2, and diluted EPS in the range of $0.12 to $0.162. Third quarter non-GAAP financial outlook reflects the acquisition of Broadcom’s Wireless IoT Business.

The timing and amount of certain material items such as restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities and share-based compensation expense that are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company. Accordingly, Cypress cannot provide a quantitative reconciliation of the non-GAAP financial measures included as part of the third quarter 2016 financial outlook to the most directly comparable GAAP measure without unreasonable effort. However, Cypress has qualitatively described below, under “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures. Reconciling items to GAAP measures that we are able to estimate at this point in time have been provided below in footnotes 1 and 2.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host a conference call on July 28, 2016 at 1:30 p.m. Pacific Daylight Time to discuss its second quarter 2016 results and provide an outlook for the third quarter of 2016.

All interested parties may dial 517-623-4671 and enter the passcode “Cypress” to listen to the quarterly conference call. The event will be broadcast over the Internet and may be accessed through Cypress’s website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

[1]	Estimated non-GAAP revenue for the third quarter of 2016 will include $6.25 million of non-GAAP licensing revenue.
[2]	These estimates exclude anticipated amortization of intangibles of approximately $36 million and anticipated depreciation and amortization related to accounting for the Spansion merger of approximately $28 million.

FOLLOW CYPRESS ONLINE

Read our Core & Code technical magazine and blog, join the Cypress Developer Community, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Founded in 1982, Cypress is the leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’s programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and engineering resources on the planet enabling innovators and out-of-the-box thinkers to disrupt markets and create new product categories in record time. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below.

•	Revenue;

•	Margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Provision (benefit) for income taxes;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations.

The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company’s financial results and to manage the business.

There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures.

As presented in the “Non-GAAP Results” tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•	One-time charges associated with completing an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities, and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’s common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’s results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’s period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly-titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•	Diluted weighted average shares non-GAAP adjustment – for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of share-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the third quarter of fiscal 2016; the expected benefits of our acquisition of Broadcom’s wireless IoT business, including revenue growth and margin improvement; sources of revenue for the third quarter; the expected impact of our lean inventory initiative on fab utilization, inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the third quarter; the demand environment for semiconductors; the expected impact of our margin improvement plan; the impact of seasonality on revenue; the CEO transition; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected synergies related to our merger with Spansion; expected uses of cash flow, including to pay dividends; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the recent acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; and other risks described in “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress and the Cypress logo are registered trademarks of Cypress Semiconductor Corporation.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 3,	January 3,
	2016	2016
ASSETS
Cash, cash equivalents and short-term investments	$189,303	$227,561
Accounts receivable, net	325,142	292,736
Inventories	220,890	243,595
Property, plant and equipment, net	402,369	425,003
Goodwill and other intangible assets, net	1,937,263	2,528,077
Other assets	328,787	287,289

Total assets	$3,403,754	$4,004,261

LIABILITIES AND EQUITY
Accounts payable	$174,389	$143,383
Deferred margin and allowances on sales to distributors	19,052	73,370
Income tax liabilities	49,531	54,999
Other liabilities	377,368	346,165
Revolving credit facility and long-term debt	820,364	673,659

Total liabilities	1,440,704	1,291,576

Total Cypress stockholders’ equity	1,968,835	2,720,848
Noncontrolling interest	(5,785)	(8,163)

Total equity	1,963,050	2,712,685

Total liabilities and equity	$3,403,754	$4,004,261

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	July 3,	April 3,
	2016	2016
Revenues	$450,127	$418,964
Costs and expenses:
Cost of revenues	291,349	293,179
Research and development	70,171	73,967
Selling, general and administrative	82,490	74,770
Amortization of intangible assets	32,605	35,187
Impairment of acquisition-related intangible assets	—	33,944
Goodwill impairment charge	488,504	—

Total costs and expenses	965,119	511,047

Operating loss	(514,992)	(92,083)
Interest and other expense, net	(7,316)	(6,251)

Loss before income taxes and non-controlling interest	(522,308)	(98,334)

Income tax benefit (provision)	5,221	(3,742)
Equity in net loss of equity method investee	(2,568)	(2,078)

Net loss	(519,655)	(104,154)
Net loss attributable to non-controlling interests	381	132

Net loss attributable to Cypress	$(519,274)	$(104,022)

Net loss per share attributable to Cypress:
Basic	$(1.65)	$(0.32)
Diluted	$(1.65)	$(0.32)
Cash dividend declared per share	$0.11	$0.11
Shares used in net loss per share calculation:
Basic	314,305	320,351
Diluted	314,305	320,351

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

Table A: Revenue

	Q2’16	Q1’16
GAAP revenue	$450,127	$418,964
Add: Revenue from Intellectual Property License	6,250	6,250

Non-GAAP revenue	$456,377	$425,214

Table B: GAAP to Non-GAAP reconciling items (Q2 2016)

	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Goodwill impairment charge	Interest and other expense, net	Income tax benefit (provision)
GAAP	$291,349	$70,171	$82,490	$32,605	$488,504	$9,884	$5,221
[1] Stock based compensation, including costs related to modification of equity awards	4,278	5,329	9,242	—		—	—
[2] Changes in value of deferred compensation plan	86	242	530	—	—	(604)	—
[3] Merger, integration and related costs	3,149	19	8,514	—	—	—	—
[4] Losses from equity method investments	—	—	—	—	—	2,568	—
[5] Imputed interest on convertible debt and other	—	—	—	—	—	1,919	—
[6] Amortization of Intangible assets	—	—	—	32,605	—	—	—
[7] Restructuring costs, including CEO severance	—	—	5,153	—	—	—	—
[8] Goodwill impairment charge	—	—	—	—	488,504	—	—
[9] Tax impact of Non-GAAP adjustments	—	—	380	—	—	(292)	(8,402)

Non-GAAP	$283,836	$64,581	$58,671	$—	$—	$6,293	$(3,181)

Table C: GAAP to Non-GAAP reconciling items (Q1 2016)

	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Impairment of acquisition- related intangible assets	Interest and other expense, net	Income tax benefit (provision)
GAAP	$293,179	$73,967	$74,769	$35,187	$33,944	$8,329	$(3,742)
[1] Stock based compensation	5,647	6,930	10,960	—	—	—	—
[2] Changes in value of deferred compensation plan	46	130	283	—	—	126	—
[3] Merger, integration and related costs	19,113	677	4,577	—	33,944	—	—
[4] Losses from equity method investments	—	—	—	—	—	2,078	—
[5] Imputed interest on convertible debt and other	—	—	—	—	—	628	—
[6] Amortization of Intangible assets	—	—	—	35,187	—	—	—
[7] Tax impact of Non-GAAP adjustments	—	—	—	—	—	—	161
[8] Restructuring costs	—	—	269	—	—	—	—

Non - GAAP	$268,372	$66,230	$58,680	$—	$—	$5,497	$(3,581)

Table D: Operating income (loss)

	Q2’16	Q1’16
GAAP operating loss	$(514,992)	$(92,083)
Add: Net impact of Non-GAAP adjustments (see tables A,B,C)	564,281	124,014

Non-GAAP operating income	$49,289	$31,931

Table E: Net income (loss)

	Q2’16	Q1’16
GAAP Net loss	$(519,274)	$(104,022)
Add: Net Impact of Non-GAAP adjustments (see Tables A,B,C)	559,470	127,007

Non-GAAP Net income	$40,196	$22,985

Table F: Weighted-average shares

	Q2’16		Q1’16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding basic	314,305	314,305	320,351	320,351
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	12,858	—	11,045
Impact of convertible bond	—	12,577	—	9,417

Weighted-average common shares outstanding for diluted computation	314,305	339,740	320,351	340,813

Table G: Net income (loss) Per Share

	Q2’16	Q1’16
GAAP Net loss per share—Diluted	$(1.65)	$(0.32)
Excluded Items per share impact of Non-GAAP adjustments	1.77	0.39

Non-GAAP earnings per share—Diluted	$0.12	$0.07

(a)	Refer to the accompanying “Non-GAAP financial measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended
	July 3,	April 3,
	2016	2016
Selected Cash Flow Data (Preliminary):
Net cash provided by (used in) operating activities	$8,774	$13,729
Net cash provided by (used in) investing activities	$(15,287)	$(18,896)
Net cash provided by (used in) financing activities	$108,755	$(135,432)
Other Supplemental Data (Preliminary):
Capital expenditures	$12,787	$13,027
Depreciation	$19,558	$34,395
Payment of dividend	$34,270	$36,550
Dividend paid per share	$0.11	$0.11